Oz Management Reports Second Quarter 2017 Results
Dividend of $0.02 per Class A Share
NEW YORK, August 2, 2017 – Och-Ziff Capital Management Group LLC (NYSE: OZM) (the “Company,” “Oz Management” or “Oz”) today reported GAAP net income attributable to Class A Shareholders (“GAAP Net Income“) of $13.1 million, or $0.07 per basic and diluted Class A Share, for the second quarter of 2017, and $5.9 million, or $0.03 per basic and diluted Class A Share, for the first half of 2017.
Summary

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OZ Master Fund posted strong returns, up 4.4% gross and 3.2% net for the second quarter and 10.2% gross and 7.5% net for the first half of 2017. The OZ Master Fund achieved positive performance for twelve consecutive months, posting a 18.8% gross and 14.0% net return over the twelve months through June 30, 2017. OZ Credit Opportunities Master Fund was up 3.5% gross and 2.4% net for the second quarter, 8.3% gross and 5.7% net for the first half of 2017, and 24.8% gross and 19.5% net over the twelve months through June 30, 2017.

•	Distributable Earnings were $53.3 million, or $0.10 per Adjusted Class A Share, for the second quarter of 2017, and $89.0 million, or $0.16 per Adjusted Class A Share, for the first half of 2017.

•	A cash dividend of $0.02 per Class A Share was declared for the second quarter of 2017.

•	Assets under management totaled $33.2 billion as of June 30, 2017, decreasing 21% year-over-year, primarily due to net outflows from the Company’s multi-strategy funds.

◦	In June, Och-Ziff Real Estate Credit Fund I, the Company’s first real estate credit fund, held a final close, bringing total commitments to $736.2 million.

•	As of August 1, 2017 estimated assets under management totaled $32.0 billion, with OZ Master Fund returning an estimated 1.25% net in July 2017.
Dan Och, Chairman and Chief Executive Officer of Och-Ziff, said, “Our strong results this quarter demonstrate solid execution across the firm. We posted another quarter of positive, broad-based performance, saw a step down in expenses as our savings initiatives bear fruit and saw a normalization of outflows while actively engaging clients in fundraising discussions.”

GAAP NET INCOME ATTRIBUTABLE TO CLASS A SHAREHOLDERS
For the second quarter of 2017, Oz Management reported GAAP Net Income of $13.1 million, or $0.07 per basic and diluted Class A Share, compared to a GAAP Net Loss of $78.6 million, or $0.43 per basic and $0.44 per diluted Class A Share, for the second quarter of 2016.
For the first half of 2017, Oz Management reported GAAP Net Income of $5.9 million, or $0.03 per basic and diluted Class A Shares, compared to GAAP Net Loss of $147.9 million, or $0.81 per basic and diluted Class A Share, for the first half of 2016.
The year-over-year improvements were primarily due to the $214.3 million and $414.3 million investigation-related settlements expense recorded in the second quarter and first half of 2016, respectively, as well as higher incentive income and lower non-compensation expenses. These improvements were partially offset by lower management fees.
Also partially offsetting the year-over-year improvements in GAAP Net Income were higher bonus expenses due to the Company’s decision to provide a minimum annual discretionary cash bonus. As a result of this decision, the Company now accrues the minimum annual discretionary cash bonus on a straight-line basis during the year. The total amount of discretionary cash bonus ultimately recognized for the full year, which is determined in the fourth quarter of each year, could differ materially from the minimum amount accrued, as the total discretionary cash bonus is dependent upon a variety of factors, including fund performance for the year.
Throughout this press release, the Company presents financial measures that are not prepared in accordance with GAAP. For a discussion of these non-GAAP measures, please see the section titled “Non-GAAP Financial Measures” at the end of this press release.
DISTRIBUTABLE EARNINGS (NON-GAAP)
For the second quarter of 2017, Oz Management reported Distributable Earnings of $53.3 million, or $0.10 per Adjusted Class A Share, compared to a Distributable Earnings loss of $184.3 million, or $0.35 per Adjusted Class A Share, for the second quarter of 2016.
For the first half of 2017, Oz Management reported Distributable Earnings of $89.0 million, or $0.16 per Adjusted Class A Share, compared to a Distributable Earnings loss of $326.8 million, or $0.63 per Adjusted Class A Share, for the first half of 2016.
The year-over-year improvements were primarily due to the $214.3 million and $414.3 million settlements expense recorded in the second quarter and first half of 2016, respectively, as well as higher incentive income and lower non-compensation expenses. These improvements were partially offset by lower management fees, as well as higher bonus expense. Also contributing to the year-over-year improvement were lower amounts related to the tax receivable agreement and other payables. Please see the “Economic Income (Non-GAAP)” section of this press release for a discussion of these drivers.
Distributable Earnings and Distributable Earnings per Adjusted Class A Share are non-GAAP measures. For reconciliations of Distributable Earnings to the respective GAAP Net Loss for the periods discussed above, please see Exhibits 2 and 3 that accompany this press release. Additionally, please see the section titled “Non-GAAP Financial Measures” at the end of this press release.

ASSETS UNDER MANAGEMENT

			Year-Over-Year Change
(dollars in billions)	June 30, 2017	June 30, 2016	Inflows / (Outflows)	Distributions / Other Reductions	Appreciation	Total	%

Multi-strategy funds	$16.1	$26.1	$(12.6)	$—	$2.6	$(10.0)	-38%
Credit
Opportunistic credit funds	5.3	5.2	(0.3)	(0.4)	0.8	0.1	3%
Institutional Credit Strategies	8.5	7.2	1.3	—	—	1.3	18%
Real estate funds	2.6	2.2	0.5	(0.1)	—	0.4	18%
Other	0.6	1.2	(0.6)	(0.1)	0.1	(0.6)	-49%
Total	$33.2	$42.0	$(11.6)	$(0.6)	$3.5	$(8.8)	-21%
Totals may not sum due to rounding. Please see Exhibit 7 for detailed information.
As of June 30, 2017, assets under management totaled $33.2 billion, a decrease of $8.8 billion, or 21%, from June 30, 2016, which was driven by capital net outflows of $11.6 billion, primarily in the multi-strategy funds, and $635.9 million of distributions and other reductions, primarily from the Company’s closed-end opportunistic credit funds. Partially offsetting these reductions was performance-related appreciation of $3.5 billion, driven primarily by the Company’s multi-strategy and open-ended credit funds. During the month of June, the Company had approximately $507.6 million of intra-month capital net inflows, which are included in the $33.2 billion of assets under management as of June 30, 2017.
Assets under management decreased to an estimated $32.0 billion as of August 1, 2017. This decrease reflected estimated performance-related appreciation of approximately $262.5 million in July and capital net outflows of approximately $1.5 billion, which was comprised of approximately $1.4 billion of capital net outflows on July 1, 2017 and approximately $81.8 million of capital net outflows from July 2, 2017 to August 1, 2017.
Please see the detailed assets under management and fund information on Exhibits 7 through 9 that accompany this press release.
Multi-strategy funds
Assets under management in the Company’s multi-strategy funds totaled $16.1 billion as of June 30, 2017, decreasing 38%, or $10.0 billion, year-over-year. This change was driven by net capital outflows of $12.6 billion, primarily from the OZ Master Fund, the Company’s largest multi-strategy fund, partially offset by performance-related appreciation of $2.6 billion. The Company’s multi-strategy funds experienced elevated redemptions during 2016 and the first half of 2017 driven in part by the investigation matter.
In the first half of 2017, the OZ Master Fund generated a gross return of 10.2% and a net return of 7.5%. Each of the five core investment strategies in the multi-strategy funds - long/short equity special situations, merger arbitrage, corporate credit, structured credit and convertible and derivative arbitrage - generated positive returns this period. OZ Master Fund has returned 18.8% gross and 14.0% net over the last twelve months through June 30, 2017.

Credit
Assets under management in the Company’s dedicated credit products totaled $13.9 billion as of June 30, 2017, increasing $1.4 billion, or 11%, year-over-year. This change was driven by capital net inflows of $1.0 billion and performance-related appreciation of $829.0 million, partially offset by $416.7 million of distributions and other reductions in the Company’s closed-end opportunistic credit funds.
Opportunistic credit
Oz Management’s opportunistic credit funds seek to generate risk-adjusted returns by capturing value in mispriced investments across disrupted, dislocated and distressed corporate, structured and private credit markets globally.
Assets under management in the Company’s opportunistic credit funds totaled $5.3 billion as of June 30, 2017, increasing $148.8 million, or 3%, year-over-year. This change was driven by $843.3 million of performance-related appreciation, partially offset by capital net outflows of $277.8 million, and $416.7 million of distributions and other reductions.
In the first half of 2017, the OZ Credit Opportunities Master Fund, the Company’s global opportunistic credit fund, generated a gross return of 8.3% and a net return of 5.7%. Performance was broad based across corporate and structured credit. OZ Credit Opportunities Master Fund has returned 24.8% gross and 19.5% net over the last twelve months through June 30, 2017.
Institutional Credit Strategies
Institutional Credit Strategies (“ICS”) is the Company’s asset management platform that invests in performing credits, including leveraged loans, high-yield bonds, private credit/bespoke financing and investment grade credit via CLOs and other customized solutions for clients.
Assets under management in ICS totaled $8.5 billion as of June 30, 2017, increasing $1.3 billion, or 18%, year-over-year. The increase was primarily driven by three additional CLOs that closed in the year-over-year period, including the Company’s first European CLO. ICS also priced five refinancing transactions in existing CLOs, totaling $2.6 billion during the first half of 2017.
ICS managed 16 CLOs as of June 30, 2017.
Real estate funds
Assets under management in the Company’s real estate funds totaled $2.6 billion as of June 30, 2017, increasing $404.0 million year-over-year. In June, Och-Ziff Real Estate Credit Fund I, the Company’s first real estate credit fund, held a final close, bringing total commitments to $736.2 million.
The Company’s third opportunistic real estate fund continues to invest capital. The Company has committed over half of the fund at this point, leaving approximately $712 million to invest.
The Company continues to harvest investments in Och-Ziff Real Estate Funds I and II. Since inception through June 30, 2017, the gross IRR was 32.7% gross and 21.8% net for Och-Ziff Real Estate Fund II (for which the investment period ended in 2014) and 25.2% gross and 15.7% net for Och-Ziff Real Estate Fund I (for which the investment period ended in 2010).

ECONOMIC INCOME (NON-GAAP)
In addition to analyzing the Company’s results on a GAAP basis, management also reviews the Company’s results on an “Economic Income” basis. Economic Income excludes certain adjustments that are required for presentation of the Company’s results on a GAAP basis, but that management does not consider when evaluating operating performance in any given period.
For reconciliations of Economic Income and its components to the respective GAAP measures, please see Exhibits 2 through 6 that accompany this press release. Additionally, please see the discussion of “Non-GAAP Financial Measures” at the end of this press release.
Economic Income Revenues (Non-GAAP)
Economic Income revenues for the second quarter of 2017 were $141.5 million, remaining flat from the $142.1 million for the second quarter of 2016. Management fees were $74.9 million, 44% lower than the $133.4 million for the prior-year period. Incentive income was $66.1 million for the second quarter of 2017, compared to the $8.1 million for the prior-year period.
Economic Income revenues for the first half of 2017, were $274.7 million, a 14% decrease from $317.6 million for the first half of 2016. Management fees were $155.7 million, a 44% decrease from $277.8 million for the prior-year period. Incentive income was $117.7 million, compared to $38.7 million for the prior-year period.
The year-over-year decreases in management fees were driven primarily by lower assets under management in the Company’s multi-strategy funds. In addition, effective October 1, 2016, the Company reduced the management fee rate for certain of its multi-strategy assets under management, further contributing to the decline in management fee revenue.
The year-over-year increases in incentive income was driven primarily by realization of incentive income on longer-term assets under management in the Company’s multi-strategy funds, as well as higher incentive income related to fund investor redemptions and fund investors with annual commitment periods that matured during the period. Also contributing to the increase for the year-to-date period were tax distributions taken to cover tax liabilities on incentive income that has been accrued on certain longer-term assets under management, but that will not be realized until the end of the relevant commitment period.
Compensation and Benefits (Non-GAAP)
Compensation and benefits for the second quarter of 2017 totaled $43.2 million, a 20% increase compared to $36.0 million in the second quarter of 2016. Salaries and benefits were $24.3 million, 16% lower than $29.0 million in the prior-year period. Bonus expense for the second quarter of 2017 totaled $18.9 million, compared to $7.0 million for the prior-year period.
Compensation and benefits for first half of 2017 totaled $89.5 million a 28% increase from $69.8 million for the first half of 2016. Salaries and benefits were $49.8 million, 15% lower than $58.9 million in the prior-year period. Bonus expense for the 2017 first half totaled $39.6 million, compared to $10.8 million for the prior-year period.
The year-over-year decreases in salaries and benefits were driven primarily by lower headcount. The increases in bonus expense were due to the decision to provide and accrue for minimum discretionary bonuses, as discussed above.

Non-Compensation Expenses (Non-GAAP)
Non-compensation expenses for the second quarter of 2017 totaled $32.6 million, an 88% decrease from $264.9 million in the prior-year period. Non-compensation expenses for the first half of 2017 totaled $75.1 million, an 86% decrease from $522.0 million in the prior-year period.
The year-over-year decreases were driven by the $214.3 million and $414.3 million settlements expense recorded in the second quarter and first half of 2016, respectively. The remaining decrease was driven primarily by lower professional services, primarily due to lower legal expenses, as well as reductions across various other expenses.
Economic Income (Non-GAAP)
Economic Income for the second quarter of 2017 was $65.8 million, compared to a loss of $158.8 million for the second quarter of 2016. Economic Income for the first half of 2017 was $110.1 million, compared to a loss of $274.1 million for the first half of 2016.
The year-over-year improvements were primarily due to the $214.3 million and $414.3 million settlements expense recorded in the second quarter and first half of 2016, respectively, as well as higher incentive income and lower non-compensation expenses. These improvements were partially offset by lower management fees and higher bonus expense.
CAPITAL
As of June 30, 2017, the number of Class A Shares outstanding was 185,214,692. For purposes of calculating Distributable Earnings per Share, the Company assumes that all the interests held by its executive managing directors in the Company’s principal operating subsidiaries (the “Oz Operating Group”) (collectively, “Partner Units”), as well as Class A Restricted Share Units (“RSUs”) outstanding during the applicable period, have been converted on a one-to-one basis into Class A Shares (“Adjusted Class A Shares”). For the quarter and first half ended June 30, 2017, the total weighted-average Adjusted Class A Shares outstanding was 554,266,695 and 545,285,651, respectively.
As of June 30, 2017, there were 71,850,000 Group P Units outstanding. Group P Units are equity interests in the Oz Operating Group that are held by the Company’s executive managing directors and do not participate in the economics of the Oz Operating Group until certain service and market-performance conditions are met; therefore, the Company will not include the Group P Units in Adjusted Class A Shares until such conditions are met.
DIVIDEND
The Board of Directors of Oz Management declared a second quarter of 2017 dividend of $0.02. The dividend is payable on August 21, 2017, to holders of record as of the close of business on August 14, 2017.
For U.S. federal income tax purposes, the dividend will be treated as a partnership distribution. Based on the best information currently available, the Company estimates that when calculating withholding taxes, the entire amount of the second quarter of 2017 dividend will be treated as U.S. source dividend income.
Non-U.S. holders of Class A Shares are generally subject to U.S. federal withholding tax at a rate of 30% (subject to reduction by applicable treaty or other exception) on their share of U.S. source dividends and certain other types of U.S. source income realized by the Company. With respect to interest, however, no withholding is generally required if proper certification (on an IRS Form W-8) of a beneficial owner’s foreign status has been filed with the withholding agent. Non-U.S. holders must generally provide the withholding agent with a properly completed IRS Form W-8 to obtain any reduction in withholding.
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Dan Och, Chairman and Chief Executive Officer of Oz Management, and Alesia Haas, Chief Financial Officer, will host a conference call today, August 2, 2017, 8:30 a.m. Eastern Time to discuss the Company’s second quarter results. The call can be accessed by dialing +1-833-224-0545 (in the U.S.) or +1-647-689-4073 (international), passcode 53444827. A simultaneous webcast of the call will be available on the Public Investors page of the Company’s website (www.ozm.com).
For those unable to listen to the live broadcast, a webcast replay will also be available on the Company’s website as noted above.
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Non-GAAP Financial Measures
Management evaluates Economic Income for the Oz Funds segment, the Company’s only reportable operating segment under GAAP, and for the Company’s Other Operations. Economic Income for the Company equals the sum of Economic Income for the Oz Funds segment and the Company’s Other Operations.
Additionally, throughout this press release management has presented certain non-GAAP measures that exclude the effect of the settlements expense. These measures are presented to provide a more comparable view of the Company’s core operating results year-over-year.
The Company conducts substantially all of its business through the Oz Funds segment, which provides asset management services to its multi-strategy, opportunistic credit and equity funds, Institutional Credit Strategies and other alternative investment vehicles. The Company’s Other Operations are primarily comprised of its real estate business, which provides asset management services to its real estate funds.
The Company’s non-GAAP measures should not be considered as alternatives to the Company’s GAAP Net Income or cash flow from operations, or as indicative of liquidity or the cash available to fund operations. The Company’s non-GAAP measures may not be comparable to similarly titled measures used by other companies.
For reconciliations of the Company’s non-GAAP measures to the most directly comparable GAAP measures, please see Exhibits 2 through 6 that accompany this press release.
Economic Income
In addition to analyzing the Company’s results on a GAAP basis, management also reviews the Company’s results on an “Economic Income” basis. Economic Income excludes the adjustments described below that are required for presentation of the Company’s results on a GAAP basis, but that management does not consider when evaluating the operating performance of the Company in any given period. Management uses Economic Income as the basis on which it evaluates the financial performance of the Company and makes resource allocation and other operating decisions. Management considers it important that investors review the same operating information that it uses.
Economic Income is a measure of pre-tax operating performance that excludes the following from the Company’s results on a GAAP basis:

•
Income allocations to the Company’s executive managing directors on their direct interests in the Oz Operating Group. Management reviews operating performance at the Oz Operating Group level, where the Company’s operations are performed, prior to making any income allocations.

•
Equity-based compensation expenses, depreciation and amortization expenses, and gains and losses on fixed assets, as management does not consider these items to be reflective of operating performance. However, the fair value of RSUs that are settled in cash to employees or executive managing directors is included as an expense at the time of settlement.

•	Changes in the tax receivable agreement liability and gains and losses on investments in funds, as management does not consider these to be reflective of operating performance.

•
Amounts related to the consolidated funds, including the related eliminations of management fees and incentive income, as management reviews the total amount of management fees and incentive income earned in relation to total assets under management and fund performance.

In addition, expenses related to compensation and profit-sharing arrangements based on fund investment performance are generally recognized at the same time the related incentive income revenue is recognized, as management reviews the total compensation expense related to these arrangements in relation to any incentive income earned by the relevant fund. Further, deferred cash compensation is expensed in full in the year granted for Economic Income, rather than over the service period for GAAP.
As a result of the adjustments described above, as well as an adjustment to present management fees net of recurring placement and related service fees (rather than considering these fees an expense), management fees, incentive income, other revenues, compensation and benefits, non-compensation expenses and net income (loss) attributable to noncontrolling interests as presented on an Economic Income basis are also non-GAAP measures.
Distributable Earnings and Tax Receivable Agreement and Other Payables
Distributable Earnings is a non-GAAP measure of operating performance that equals Economic Income less amounts related to the tax receivable agreement and other payables. The adjustment for the tax receivable agreement and other payables is an estimate of payments under the tax receivable agreement and income taxes related to the earnings for the periods presented. These amounts are grossed-up for Och-Ziff Capital Management Group LLC’s ownership percentage in the Oz Operating Group, assuming the conversion of all outstanding Partner Units into Class A Shares, on a one-to-one basis. Distributable Earnings per Share is equal to Distributable Earnings divided by the weighted-average number of Adjusted Class A Shares.
Management believes Distributable Earnings provides useful information to investors because it uses Distributable Earnings, among other financial information, to determine the earnings available to distribute as dividends to holders of the Company’s Class A Shares and to the Company’s executive managing directors with respect to their Partner Units.

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Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect the Company’s current views with respect to, among other things, future events and financial performance. The Company generally identifies forward-looking statements by terminology such as “outlook,” “believe,” “expect,” “potential,” “continue,” “may,” “will,” “should,” “could,” “seek,” “approximately,” “predict,” “intend,” “plan,” “estimate,” “anticipate,” “opportunity,” “comfortable,” “assume,” “remain,” “maintain,” “sustain,” “achieve,” “see,” “think,” “position” or the negative version of those words or other comparable words.
Any forward-looking statements contained in this press release are based upon historical information and on the Company’s current plans, estimates and expectations. The inclusion of this or other forward-looking information should not be regarded as a representation by the Company or any other person that the future plans, estimates or expectations contemplated by the Company will be achieved. We caution that forward-looking statements are subject to numerous assumptions, estimates, risks and uncertainties, including but not limited to the following: global economic, business, market and geopolitical conditions; U.S. and foreign regulatory developments relating to, among other things, financial institutions and markets, government oversight, fiscal and tax policy; the outcome of third-party litigation involving the Company; the consequences of the settlements with the SEC and the DOJ; conditions impacting the alternative asset management industry; the Company’s ability to retain existing investor capital; the Company’s ability to successfully compete for fund investors, assets, professional talent and investment opportunities; the Company’s ability to retain its active executive managing directors, managing directors and other investment professionals; the Company’s successful formulation and execution of its business and growth strategies; the Company’s ability to appropriately manage conflicts of interest and tax and other regulatory factors relevant to its business; and assumptions relating to the Company’s operations, investment performance, financial results, financial condition, business prospects, growth strategy and liquidity.
If one or more of these or other risks or uncertainties materialize, or if the Company’s assumptions or estimates prove to be incorrect, its actual results may vary materially from those indicated in these statements. These factors are not and should not be construed as exhaustive and should be read in conjunction with the other cautionary statements and risks that are included in the Company’s filings with the SEC, including but not limited to the Company’s annual report on Form 10-K for the year ended December 31, 2016, dated March 1, 2017, as well as may be updated from time to time in the Company’s other SEC filings. There may be additional risks, uncertainties and factors that the Company does not currently view as material or that are not known. The forward-looking statements contained in this press release are made only as of the date of this press release. The Company does not undertake to update any forward-looking statement because of new information, future developments or otherwise.
This press release does not constitute an offer of any Oz Management fund.

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About Oz Management
Oz Management is one of the largest institutional alternative asset managers in the world, with offices in New York, London, Hong Kong, Mumbai, Beijing, Shanghai and Houston. Oz provides asset management services to investors globally through its multi-strategy funds, dedicated credit funds, including opportunistic credit funds and Institutional Credit Strategies products, real estate funds and other alternative investment vehicles. Oz seeks to generate consistent, positive, absolute returns across market cycles, with low volatility compared to the broader markets, and with an emphasis on preservation of capital. Oz’s funds invest across multiple strategies and geographies, consistent with the investment objectives of each fund. The global investment strategies Oz employs include convertible and derivative arbitrage, corporate credit, long/short equity special situations, merger arbitrage, private investments, real estate and structured credit. As of August 1, 2017, Oz had approximately $32.0 billion in assets under management. For more information, please visit Oz’s website (www.ozm.com).

Investor Relations Contact	Media Relations Contact
Adam Willkomm	Joe Snodgrass
Head of Business Development and Shareholder Services	Head of Corporate Communications
+1-212-719-7381	+1-212-887-4821
investorrelations@ozm.com	joseph.snodgrass@ozm.com

EXHIBIT 1
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Consolidated Statements of Comprehensive Income (Loss) (Unaudited)
(dollars in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenues
Management fees	$80,082	$143,399	$166,337	$300,309
Incentive income	66,115	8,136	117,741	38,723
Other revenues	1,781	585	2,557	1,164
Income of consolidated funds	968	438	1,463	804
Total Revenues	148,946	152,558	288,098	341,000

Expenses
Compensation and benefits	69,679	57,743	139,622	112,004
Interest expense	5,152	5,937	11,432	11,323
General, administrative and other	35,165	272,527	81,093	540,196
Expenses of consolidated funds	460	33	544	299
Total Expenses	110,456	336,240	232,691	663,822

Other Income
Changes in tax receivable agreement liability	—	26	—	171
Net gains on investments in funds and joint ventures	65	250	786	499
Net gains of consolidated funds	385	816	620	1,361
Total Other Income	450	1,092	1,406	2,031

Income (Loss) Before Income Taxes	38,940	(182,590)	56,813	(320,791)
Income taxes	3,244	10,911	15,300	29,450
Consolidated and Comprehensive Net Income (Loss)	35,696	(193,501)	41,513	(350,241)
Less: (Income) loss attributable to noncontrolling interests	(22,142)	115,592	(31,920)	203,437
Less: Income attributable to redeemable noncontrolling interests	(456)	(662)	(806)	(1,123)
Net Income (Loss) Attributable to Och-Ziff Capital Management Group LLC	13,098	(78,571)	8,787	(147,927)
Less: Change in redemption value of Preferred Units	—	—	(2,853)	—
Net Income (Loss) Attributable to Class A Shareholders	$13,098	$(78,571)	$5,934	$(147,927)

Earnings (Loss) per Class A Share
Income (Loss) per Class A Share - basic	$0.07	$(0.43)	$0.03	$(0.81)
Income (Loss) per Class A Share - diluted	$0.07	$(0.44)	$0.03	$(0.81)
Weighted-average Class A Shares outstanding - basic	186,142,576	182,454,677	186,183,971	182,501,762
Weighted-average Class A Shares outstanding - diluted	186,142,576	479,771,696	186,183,971	182,501,762

EXHIBIT 2
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Reconciliation of Non-GAAP Measures to the Respective GAAP Measures (Unaudited)
(dollars in thousands, except per share amounts)

	Three Months Ended June 30, 2017			Three Months Ended June 30, 2016
	Oz Funds Segment	Other Operations	Total Company	Oz Funds Segment	Other Operations	Total Company
Net Income (Loss) Attributable to Class A Shareholders	$16,454	$(3,356)	$13,098	$(80,087)	$1,516	$(78,571)
Change in redemption value of Preferred Units	—	—	—	—	—	—
Net Income (Loss) Attributable to Och-Ziff Capital Management Group LLC	16,454	(3,356)	13,098	(80,087)	1,516	(78,571)
Net income (loss) attributable to Group A Units	22,010	—	22,010	(115,632)	—	(115,632)
Equity-based compensation, net of RSUs settled in cash	22,287	673	22,960	18,687	784	19,471
Income taxes	3,244	—	3,244	10,911	—	10,911
Allocations to Group D Units	—	—	—	1,025	—	1,025
Adjustment for expenses related to compensation and profit-sharing arrangements based on fund investment performance	—	3,793	3,793	—	1,425	1,425
Changes in tax receivable agreement liability	—	—	—	(26)	—	(26)
Depreciation, amortization and net gains and losses on fixed assets	1,244	—	1,244	3,394	186	3,580
Other adjustments	(562)	(36)	(598)	(858)	(84)	(942)
Economic Income—Non-GAAP	$64,677	$1,074	65,751	$(162,586)	$3,827	(158,759)
Tax receivable agreement and other payables—Non-GAAP			(12,489)			(25,544)
Distributable Earnings—Non-GAAP			$53,262			$(184,303)

Weighted-Average Class A Shares Outstanding			186,142,576			182,454,677
Weighted-Average Partner Units			345,222,691			322,767,349
Weighted-Average Class A Restricted Share Units (RSUs)			22,901,428			14,676,979
Weighted-Average Adjusted Class A Shares			554,266,695			519,899,005

Distributable Earnings Per Adjusted Class A Share—Non-GAAP			$0.10			$(0.35)

Economic Income—Non-GAAP			$65,751			$(158,759)
Settlements expense			—			214,285
Economic Income Excluding Settlements Expense—Non-GAAP			$65,751			$55,526
Tax receivable agreement and other payables—Non-GAAP			(12,489)			(25,544)
Distributable Earnings Excluding Settlements Expense—Non-GAAP			$53,262			$29,982

Distributable Earnings Per Adjusted Class A Share Excluding Settlements Expense—Non-GAAP			$0.10			$0.06

EXHIBIT 3
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Reconciliation of Non-GAAP Measures to the Respective GAAP Measures (Unaudited)
(dollars in thousands, except per share amounts)

	Six Months Ended June 30, 2017			Six Months Ended June 30, 2016
	Oz Funds Segment	Other Operations	Total Company	Oz Funds Segment	Other Operations	Total Company
Net Income (Loss) Attributable to Class A Shareholders	$10,974	$(5,040)	$5,934	$(151,809)	$3,882	$(147,927)
Change in redemption value of Preferred Units	2,853	—	2,853	—	—	—
Net Income (Loss) Attributable to Och-Ziff Capital Management Group LLC	13,827	(5,040)	8,787	(151,809)	3,882	(147,927)
Net income (loss) attributable to Group A Units	31,645	—	31,645	(203,651)	—	(203,651)
Equity-based compensation, net of RSUs settled in cash	39,985	1,453	41,438	36,655	1,358	38,013
Income taxes	15,296	4	15,300	29,450	—	29,450
Allocations to Group D Units	3,310	50	3,360	1,900	—	1,900
Adjustment for expenses related to compensation and profit-sharing arrangements based on fund investment performance	—	5,772	5,772	—	2,689	2,689
Changes in tax receivable agreement liability	—	—	—	(171)	—	(171)
Depreciation, amortization and net gains and losses on fixed assets	5,456	—	5,456	6,609	373	6,982
Other adjustments	(1,396)	(213)	(1,609)	(1,508)	135	(1,373)
Economic Income—Non-GAAP	$108,123	$2,026	110,149	$(282,525)	$8,437	(274,088)
Tax receivable agreement and other payables—Non-GAAP			(21,171)			(52,733)
Distributable Earnings—Non-GAAP			$88,978			$(326,821)

Weighted-Average Class A Shares Outstanding			186,183,971			182,501,762
Weighted-Average Partner Units			337,777,029			322,705,784
Weighted-Average Class A Restricted Share Units (RSUs)			21,324,651			13,901,270
Weighted-Average Adjusted Class A Shares			545,285,651			519,108,816

Distributable Earnings Per Adjusted Class A Share—Non-GAAP			$0.16			$(0.63)

Economic Income—Non-GAAP			$110,149			$(274,088)
Settlements expense			—			414,285
Economic Income Excluding Settlements Expense—Non-GAAP			110,149			140,197
Tax receivable agreement and other payables—Non-GAAP			(21,171)			(52,733)
Distributable Earnings Excluding Settlements Expense—Non-GAAP			$88,978			$87,464

Distributable Earnings Per Adjusted Class A Share Excluding Settlements Expense—Non-GAAP			$0.16			$0.17

EXHIBIT 4
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Components of Economic Income and Reconciliation of These Non-GAAP Measures to the Respective GAAP Measures (Unaudited)
(dollars in thousands)

	Three Months Ended June 30, 2017			Three Months Ended June 30, 2016
	Oz Funds Segment	Other Operations	Total Company	Oz Funds Segment	Other Operations	Total Company
Management fees—GAAP	$74,798	$5,284	$80,082	$138,162	$5,237	$143,399
Adjustment to management fees(1)	(5,217)	—	(5,217)	(10,023)	—	(10,023)
Management Fees—Economic Income Basis—Non-GAAP	69,581	5,284	74,865	128,139	5,237	133,376

Incentive income—GAAP	64,821	1,294	66,115	6,950	1,186	8,136
Adjustment to incentive income(2)	—	—	—	—	—	—
Incentive Income—Economic Income Basis—Non-GAAP	64,821	1,294	66,115	6,950	1,186	8,136

Other revenues—GAAP	$1,741	$40	$1,781	$583	$2	$585
Adjustment to other revenues(3)	(1,258)	—	(1,258)	—	—	—
Other Revenues—Economic Income Basis—Non-GAAP	483	40	523	583	2	585
Total Revenues—Economic Income Basis—Non-GAAP	$134,885	$6,618	$141,503	$135,672	$6,425	$142,097

Compensation and benefits—GAAP	$60,315	$9,364	$69,679	$53,577	$4,166	$57,743
Adjustment to compensation and benefits(4)	(22,012)	(4,466)	(26,478)	(19,538)	(2,209)	(21,747)
Compensation and Benefits—Economic Income Basis—Non-GAAP	$38,303	$4,898	$43,201	$34,039	$1,957	$35,996

Interest expense and general, administrative and other expenses—GAAP	$39,671	$646	$40,317	$277,637	$827	$278,464
Adjustment to interest expense and general, administrative and other expenses(5)	(7,766)	—	(7,766)	(13,415)	(186)	(13,601)
Non-Compensation Expenses—Economic Income Basis—Non-GAAP	31,905	646	32,551	264,222	641	264,863
Settlements expense	—	—	—	(214,285)	—	(214,285)
Non-Compensation Expenses Excluding Settlements Expense—Economic Income Basis—Non-GAAP	$31,905	$646	$32,551	$49,937	$641	$50,578

Net income (loss) attributable to noncontrolling interests—GAAP	$21,956	$186	$22,142	$(115,646)	$54	$(115,592)
Adjustment to net income (loss) attributable to noncontrolling interests(6)	(21,956)	(186)	(22,142)	115,643	(54)	115,589
Net Income (Loss) Attributable to Noncontrolling Interests—Economic Income Basis—Non-GAAP	$—	$—	$—	$(3)	$—	$(3)
See Exhibit 6 for footnote references.

EXHIBIT 5
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Components of Economic Income and Reconciliation of These Non-GAAP Measures to the Respective GAAP Measures (Unaudited)
(dollars in thousands)

	Six Months Ended June 30, 2017			Six Months Ended June 30, 2016
	Oz Funds Segment	Other Operations	Total Company	Oz Funds Segment	Other Operations	Total Company
Management fees—GAAP	$155,794	$10,543	$166,337	$289,937	$10,372	$300,309
Adjustment to management fees(1)	(10,661)	—	(10,661)	(22,554)	—	(22,554)
Management Fees—Economic Income Basis—Non-GAAP	145,133	10,543	155,676	267,383	10,372	277,755

Incentive income—GAAP	115,243	2,498	117,741	33,903	4,820	38,723
Adjustment to incentive income(2)	—	—	—	—	—	—
Incentive Income—Economic Income Basis—Non-GAAP	115,243	2,498	117,741	33,903	4,820	38,723

Other revenues—GAAP	2,491	66	2,557	1,155	9	1,164
Adjustment to other revenues(3)	$(1,258)	$—	$(1,258)	$—	$—	$—
Other Revenues—Economic Income Basis—Non-GAAP	1,233	66	1,299	1,155	9	1,164
Total Revenues—Economic Income Basis—Non-GAAP	$261,609	$13,107	$274,716	$302,441	$15,201	$317,642

Compensation and benefits—GAAP	$122,550	$17,072	$139,622	$103,303	$8,701	$112,004
Adjustment to compensation and benefits(4)	(42,882)	(7,275)	(50,157)	(38,205)	(4,047)	(42,252)
Compensation and Benefits—Economic Income Basis—Non-GAAP	$79,668	$9,797	$89,465	$65,098	$4,654	$69,752

Interest expense and general, administrative and other expenses—GAAP	$91,241	$1,284	$92,525	$549,036	$2,483	$551,519
Adjustment to interest expense and general, administrative and other expenses(5)	(17,423)	—	(17,423)	(29,163)	(373)	(29,536)
Non-Compensation Expenses—Economic Income Basis—Non-GAAP	73,818	1,284	75,102	519,873	2,110	521,983
Settlements expense	—	—	—	(414,285)	—	(414,285)
Non-Compensation Expenses Excluding Settlements Expense—Economic Income Basis—Non-GAAP	$73,818	$1,284	$75,102	$105,588	$2,110	$107,698

Net income (loss) attributable to noncontrolling interests—GAAP	$31,579	$341	$31,920	$(203,667)	$230	$(203,437)
Adjustment to net income (loss) attributable to noncontrolling interests(6)	(31,579)	(341)	(31,920)	203,662	(230)	203,432
Net Loss Attributable to Noncontrolling Interests—Economic Income Basis—Non-GAAP	$—	$—	$—	$(5)	$—	$(5)
See Exhibit 6 for footnote references.

EXHIBIT 6
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Footnotes to Non-GAAP Reconciliations

(1)
Adjustment to present management fees net of recurring placement and related service fees, as management considers these fees a reduction in management fees, not an expense. The impact of eliminations related to the consolidated funds is also removed.

(2)	Adjustment to exclude the impact of eliminations related to the consolidated funds.

(3)	Adjustment to exclude gains realized on sale of fixed assets.

(4)
Adjustment to exclude equity-based compensation, as management does not consider these non-cash expenses to be reflective of the operating performance of the Company. However, the fair value of RSUs that are settled in cash to employees or executive managing directors is included as an expense at the time of settlement. Further, expenses related to compensation and profit-sharing arrangements based on fund investment performance are generally recognized at the same time as the related incentive income revenue, as management reviews the total compensation expense related to these arrangements in relation to any incentive income earned by the relevant fund. Distributions to the Group D Units are also excluded, as management reviews operating performance at the Oz Operating Group level, where substantially all of the Company’s operations are performed, prior to making any income allocations. Further, deferred cash compensation is expensed in full in the year granted for Economic Income, rather than over the service period for GAAP.

(5)
Adjustment to exclude depreciation, amortization and losses on fixed assets, as management does not consider these items to be reflective of the operating performance of the Company. Additionally, recurring placement and related service fees are excluded, as management considers these fees a reduction in management fees, not an expense.

(6)
Adjustment to exclude amounts attributable to the executive managing directors on their interests in the Oz Operating Group, as management reviews the operating performance of the Company at the Oz Operating Group level. The Company conducts substantially all of its activities through the Oz Operating Group. Additionally, the impact of the consolidated funds, including the allocation of earnings to investors in those funds, is also removed.

EXHIBIT 7
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Summary Of Changes In Assets Under Management(1) (Unaudited)
(dollars in thousands)

	Three Months Ended June 30, 2017
	March 31, 2017	Inflows / (Outflows)	Distributions / Other Reductions	Appreciation / (Depreciation)(2)	June 30, 2017

Multi-strategy funds	$17,702,471	$(2,205,158)	$—	$593,729	$16,091,042
Credit
Opportunistic credit funds	5,284,848	(27,660)	—	84,334	5,341,522
Institutional Credit Strategies	8,014,361	510,198	—	(9,748)	8,514,811
Real estate funds	2,231,786	417,184	(31,166)	28	2,617,832
Other	684,368	(70,960)	—	19,044	632,452
Total	$33,917,834	$(1,376,396)	$(31,166)	$687,387	$33,197,659

	Three Months Ended June 30, 2016
	March 31, 2016	Inflows / (Outflows)	Distributions / Other Reductions	Appreciation / (Depreciation)(2)	June 30, 2016

Multi-strategy funds	$27,511,130	$(1,706,955)	$—	$290,219	$26,094,394
Credit
Opportunistic credit funds	5,178,528	16,964	(147,400)	144,664	5,192,756
Institutional Credit Strategies	7,242,804	8,797	—	(6,093)	7,245,508
Real estate funds	2,067,870	155,956	(7,072)	(2,933)	2,213,821
Other	1,211,726	21,924	—	309	1,233,959
Total	$43,212,058	$(1,503,314)	$(154,472)	$426,166	$41,980,438

	Six Months Ended June 30, 2017
	December 31, 2016	Inflows / (Outflows)	Distributions / Other Reductions	Appreciation / (Depreciation)(2)	June 30, 2017

Multi-strategy funds	$21,084,548	$(6,364,276)	$—	$1,370,770	$16,091,042
Credit
Opportunistic credit funds	5,376,080	(239,581)	(19,769)	224,792	5,341,522
Institutional Credit Strategies	8,019,510	513,651	—	(18,350)	8,514,811
Real estate funds	2,213,364	451,397	(47,599)	670	2,617,832
Other	1,186,801	(566,008)	(30,016)	41,675	632,452
Total	$37,880,303	$(6,204,817)	$(97,384)	$1,619,557	$33,197,659

	Six Months Ended June 30, 2016
	December 31, 2015	Inflows / (Outflows)	Distributions / Other Reductions	Appreciation / (Depreciation)(2)	June 30, 2016

Multi-strategy funds	$29,510,248	$(2,761,207)	$—	$(654,647)	$26,094,394
Credit
Opportunistic credit funds	5,383,629	(43,352)	(288,400)	140,879	5,192,756
Institutional Credit Strategies	7,241,680	14,176	—	(10,348)	7,245,508
Real estate funds	2,048,559	230,995	(61,365)	(4,368)	2,213,821
Other	1,310,745	(21,448)	—	(55,338)	1,233,959
Total	$45,494,861	$(2,580,836)	$(349,765)	$(583,822)	$41,980,438

(1)
Includes amounts invested by the Company, its executive managing directors, employees and certain other related parties for which the Company charged no management fees and received no incentive income for the periods presented. Amounts presented in this table are not the amounts used to calculate management fees and incentive income for the respective periods.

(2)
Appreciation (depreciation) reflects the aggregate net capital appreciation (depreciation) for the entire period and is presented on a total return basis, net of all fees and expenses (except incentive income on unrealized gains attributable to investments in certain funds that the Company, as investment manager, determines lack a readily ascertainable fair value, are illiquid or otherwise should be held until the resolution of a special event or circumstance that could reduce returns on these investments at the time of realization), and includes the reinvestment of all dividends and other income. Management fees and incentive income vary by product. CLOs included within Institutional Credit Strategies are reflected at principal value and any change in appreciation/(depreciation) reflects a change in the par value of the underlying collateral within the CLOs.

EXHIBIT 8
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Fund Information(1) (Unaudited)
(dollars in thousands)

	Assets Under Management as of June 30,		Returns for the Six Months Ended June 30,				Annualized Returns Since Inception Through June 30, 2017
			2017		2016
	2017	2016	Gross	Net	Gross	Net	Gross		Net

Multi-strategy funds
OZ Master Fund(2)	$13,126,322	$21,448,827	10.2%	7.5%	-1.2%	-2.1%	17.0%	(2)	11.9%	(2)
OZ Asia Master Fund	792,224	1,102,792	18.4%	14.8%	-2.9%	-3.8%	10.1%		6.0%
OZ Europe Master Fund	328,692	845,900	6.2%	4.2%	-0.9%	-1.8%	11.7%		7.7%
OZ Enhanced Master Fund	661,351	1,003,949	17.0%	12.7%	-3.3%	-4.2%	14.6%		9.9%
Other funds	1,182,453	1,692,926	n/m	n/m	n/m	n/m	n/m		n/m
	16,091,042	26,094,394
Credit
Opportunistic credit funds:
OZ Credit Opportunities Master Fund	1,704,647	1,621,130	8.3%	5.7%	5.1%	4.4%	17.5%		13.0%
Customized Credit Focused Platform	2,862,409	2,519,090	5.7%	4.2%	5.6%	4.2%	19.6%		14.8%
Closed-end opportunistic credit funds	311,341	625,634	See the following page for information on the Company’s closed-end opportunistic credit funds.
Other funds	463,125	426,902	n/m	n/m	n/m	n/m	n/m		n/m
	5,341,522	5,192,756
Institutional Credit Strategies	8,514,811	7,245,508	See the second following page for information on the Company’s institutional credit strategies.
	13,856,333	12,438,264

Real estate funds	2,617,832	2,213,821	See the third following page for information on the Company’s real estate funds.

Other	632,452	1,233,959	n/m	n/m	n/m	n/m	n/m		n/m

Total	$33,197,659	$41,980,438
n/m not meaningful
Please see the last page of this Exhibit 8 (“Fund Information—Footnotes”) for important disclosures related to the footnotes referenced herein.

EXHIBIT 8
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Fund Information — continued (Unaudited)
(dollars in thousands)

	Assets Under Management as of June 30,		Inception to Date as of June 30, 2017
					IRR
	2017	2016	Total Commitments	Total Invested Capital(3)	Gross(4)	Net(5)	Gross MOIC(6)

Closed-end Opportunistic Credit Funds (Investment Period)
OZ European Credit Opportunities Fund (2012-2015)(7)	$70,301	$151,043	$459,600	$305,487	16.5%	12.5%	1.48x
OZ Structured Products Domestic Fund II (2011-2014)(7)	114,516	207,405	326,850	326,850	19.5%	15.2%	1.95x
OZ Structured Products Offshore Fund II (2011-2014)(7)	112,978	212,937	304,531	304,531	16.8%	12.9%	1.75x
OZ Structured Products Offshore Fund I (2010-2013)(7)	5,358	16,497	155,098	155,098	24.0%	19.2%	2.1x
OZ Structured Products Domestic Fund I (2010-2013)(7)	4,770	10,504	99,986	99,986	22.9%	18.2%	1.99x
Other funds	3,418	27,248	298,250	298,250	n/m	n/m	n/m
	$311,341	$625,634	$1,644,315	$1,490,202
n/m not meaningful
Please see the last page of this Exhibit 8 (“Fund Information—Footnotes”) for important disclosures related to the footnotes referenced herein.

EXHIBIT 8
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Fund Information — continued (Unaudited)
(dollars in thousands)

			Assets Under Management as of June 30,
	Initial Closing Date	Initial Deal Size	2017	2016

Institutional Credit Strategies
CLOs:
OZLM I	July 19, 2012	$510,700	$496,498	$497,636
OZLM II	November 1, 2012	560,100	509,060	513,276
OZLM III	February 20, 2013	653,250	608,724	612,123
OZLM IV	June 27, 2013	600,000	538,856	541,114
OZLM V	December 17, 2013	501,250	467,866	468,683
OZLM VI	April 16, 2014	621,250	595,776	597,488
OZLM VII	June 26, 2014	824,750	795,428	796,223
OZLM VIII	September 9, 2014	622,250	595,685	596,574
OZLM IX	December 22, 2014	510,208	498,995	495,016
OZLM XI	March 12, 2015	510,500	489,818	491,377
OZLM XII	May 28, 2015	565,650	548,902	547,916
OZLM XIII	August 6, 2015	511,600	495,051	496,217
OZLM XIV	December 21, 2015	507,420	502,048	495,798
OZLM XV	December 20, 2016	409,250	396,489	—
OZLME I	December 15, 2016	430,490	455,766	—
OZLM XVI	June 8, 2017	410,250	401,172	—
		8,748,918	8,396,134	7,149,441
Other funds	n/a	n/a	118,677	96,067
		$8,748,918	$8,514,811	$7,245,508

EXHIBIT 8
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Fund Information — continued (Unaudited)
(dollars in thousands)

	Assets Under Management as of June 30,		Inception to Date as of June 30, 2017
				Total Investments					Realized/Partially Realized Investments(8)
	2017	2016	Total Commitments	Invested Capital(9)	Total Value(10)	Gross IRR(11)	Net IRR(5)	Gross MOIC(12)	Invested Capital	Total Value	Gross IRR(11)	Gross MOIC(12)

Real Estate Funds (Investment Period)
Och-Ziff Real Estate Fund I (2005-2010)(7)	$12,966	$32,005	$408,081	$385,321	$808,015	25.2%	15.7%	2.1x	$372,355	$803,995	26.6%	2.2x
Och-Ziff Real Estate Fund II (2011-2014)(7)	294,066	345,174	839,508	756,188	1,390,523	32.7%	21.8%	1.8x	562,500	1,161,918	37.0%	2.1x
Och-Ziff Real Estate Fund III (2014-2019)(13)	1,461,769	1,451,538	1,500,000	598,279	748,845	n/m	n/m	n/m	76,540	96,254	n/m	n/m
Och-Ziff Real Estate Credit Fund I (2015-2019)(13)	699,059	280,925	736,225	97,395	112,035	n/m	n/m	n/m	22,771	26,834	n/m	n/m
Other funds	149,972	104,179	291,469	161,818	225,061	n/m	n/m	n/m	39,969	97,598	n/m	n/m
	$2,617,832	$2,213,821	$3,775,283	$1,999,001	$3,284,479				$1,074,135	$2,186,599

	Unrealized Investments as of June 30, 2017
	Invested Capital	Total Value	Gross MOIC(12)

Real Estate Funds (Investment Period)
Och-Ziff Real Estate Fund I (2005-2010)(7)	$12,966	$4,020	0.3x
Och-Ziff Real Estate Fund II (2011-2014)(7)	193,688	228,605	1.2x
Och-Ziff Real Estate Fund III (2014-2019)(13)	521,739	652,591	n/m
Och-Ziff Real Estate Credit Fund I (2015-2019)(13)	74,624	85,201	n/m
Other funds	121,849	127,463	n/m
	$924,866	$1,097,880
n/m not meaningful
Please see the last page of this Exhibit 8 (“Fund Information—Footnotes”) for important disclosures related to the footnotes referenced herein.

EXHIBIT 8
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Fund Information — Footnotes

(1)
The return information reflected in these tables represents, where applicable, the composite performance of all feeder funds that comprise each of the master funds presented. Gross return information is generally calculated using the total return of all feeder funds, net of all fees and expenses except management fees and incentive income of such feeder funds and master funds and the returns of each feeder fund include the reinvestment of all dividends and other income. Net return information is generally calculated as the gross returns less management fees and incentive income (except incentive income on unrealized gains attributable to investments in certain funds that the Company, as investment manager, determines lack a readily ascertainable fair value, are illiquid or otherwise should be held until the resolution of a special event or circumstance (“Special Investments”) that could reduce returns on these investments at the time of realization). Return information also includes realized and unrealized gains and losses attributable to Special Investments and initial public offering investments that are not allocated to all investors in the feeder funds. Investors that were not allocated Special Investments and/or initial public offering investments may experience materially different returns. The performance calculation for the OZ Master Fund excludes realized and unrealized gains and losses attributable to currency hedging specific to certain investors investing in OZ Master Fund in currencies other than the U.S. Dollar.

(2)
The annualized returns since inception are those of the Och-Ziff Multi-Strategy Composite, which represents the composite performance of all accounts that were managed in accordance with the Company’s broad multi-strategy mandate that were not subject to portfolio investment restrictions or other factors that limited the Company’s investment discretion since inception on April 1, 1994. Performance is calculated using the total return of all such accounts net of all investment fees and expenses of such accounts, except incentive income on unrealized gains attributable to Special Investments that could reduce returns in these investments at the time of realization, and the returns include the reinvestment of all dividends and other income. For the period from April 1, 1994 through December 31, 1997, the returns are gross of certain overhead expenses that were reimbursed by the accounts. Such reimbursement arrangements were terminated at the inception of the OZ Master Fund on January 1, 1998. The size of the accounts comprising the composite during the time period shown vary materially. Such differences impacted the Company’s investment decisions and the diversity of the investment strategies followed. Furthermore, the composition of the investment strategies the Company follows is subject to its discretion, has varied materially since inception and is expected to vary materially in the future. As of June 30, 2017, the gross and net annualized returns since the OZ Master Fund’s inception on January 1, 1998 were 13.2% and 8.9%, respectively.

(3)	Represents funded capital commitments net of recallable distributions to investors.

(4)
Gross internal rate of return (“IRR”) for the Company’s closed-end opportunistic credit funds represents the estimated, unaudited, annualized return based on the timing of cash inflows and outflows for the fund as of June 30, 2017, including the fair value of unrealized investments as of such date, together with any appreciation or depreciation from related hedging activity. Gross IRR does not include the effects of management fees or incentive income, which would reduce the return, and includes the reinvestment of all fund income.

(5)
Net IRR is calculated as described in footnotes (4) and (11), but is reduced by all management fees and for the real estate funds other fund-level fees and expenses not adjusted for in the calculation of gross IRR. Net IRR is further reduced by accrued and paid incentive income, which will be payable upon the distribution of each fund’s capital in accordance with the terms of the relevant fund. Accrued incentive income may be higher or lower at such time. The net IRR represents a composite rate of return for a fund and does not reflect the net IRR specific to any individual investor.

(6)
Gross multiple of invested capital (“MOIC”) for the Company’s closed-end opportunistic credit funds is calculated by dividing the sum of the net asset value of the fund, accrued incentive income, life-to-date incentive income and management fees paid and any non-recallable distributions made from the fund by the invested capital.

(7)
These funds have concluded their investment periods, and therefore the Company expects assets under management for these funds to decrease as investments are sold and the related proceeds are distributed to the investors in these funds.

(8)
An investment is considered partially realized when the total amount of proceeds received, including dividends, interest or other distributions of income and return of capital, represents at least 50% of invested capital.

(9)	Invested capital represents total aggregate contributions made for investments by the fund.

(10)
Total value represents the sum of realized distributions and the fair value of unrealized and partially realized investments as of June 30, 2017. Total value will be impacted (either positively or negatively) by future economic and other factors. Accordingly, the total value ultimately realized will likely be higher or lower than the amounts presented as of June 30, 2017.

(11)
Gross IRR for the Company’s real estate funds represents the estimated, unaudited, annualized return based on the timing of cash inflows and outflows for the aggregated investments as of June 30, 2017, including the fair value of unrealized and partially realized investments as of such date, together with any unrealized appreciation or depreciation from related hedging activity. Gross IRR is not adjusted for estimated management fees, incentive income or other fees or expenses to be paid by the fund, which would reduce the return.

(12)
Gross MOIC for the Company’s real estate funds is calculated by dividing the value of a fund’s investments by the invested capital, prior to adjustments for incentive income, management fees or other expenses to be paid by the fund.

(13)	These funds recently launched and have only invested a small portion of their committed capital; therefore, IRR and MOIC information is not presented, as it is not meaningful.

EXHIBIT 9
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Longer-Term Assets Under Management (Unaudited)
(dollars in thousands)

Longer-Term Assets Under Management
As of June 30, 2017, approximately 49% of the Company’s assets under management were subject to initial commitment periods of three years or longer. The Company earns incentive income on these assets based on the cumulative investment performance generated over this commitment period. The table below presents the amount of these assets under management, as well as the amount of incentive income accrued at the fund level but for which the commitment period has not concluded. These amounts have not yet been recognized in our revenues, as the Company recognizes incentive income at the end of the commitment period when amounts are no longer subject to clawback. Further, these amounts may ultimately not be recognized as revenue by the Company in the event of future losses in the respective funds.

	June 30, 2017
	Longer-Term Assets Under Management	Accrued Unrecognized Incentive

Multi-strategy funds	$1,225,212	$26,300
Credit
Opportunistic credit funds	3,809,826	194,038
Institutional Credit Strategies	8,470,904	—
Real estate funds	2,617,832	149,631
Other	280,681	1,368
	$16,404,455	$371,337
The Company recognizes incentive income on its longer-term assets under management in multi-strategy funds and open-end opportunistic credit funds at the end of their respective commitment periods, which are generally three to five years. Incentive income related to assets under management in the Company’s closed-end opportunistic credit funds and its real estate funds is generally recognized near the end of the life of each fund. These funds generally begin to make distributions after the conclusion of their respective investment period (see Exhibit 8 for fund investment periods). However, these investment periods may generally be extended for an additional one to two years.

EXHIBIT 10
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Financial Supplement (Unaudited)
As of July 1, 2017

OZ Master Fund by Investment Strategy		Investors by Type(1)
Long/Short Equity Special Situations	50%	Pensions	39%
Convertible and Derivative Arbitrage	17%	Corporate, Institutional and Other	17%
Merger Arbitrage	15%	Private Banks	12%
Corporate Credit	10%	Related Parties	11%
Structured Credit	7%	Foundations and Endowments	9%
Private Investments	1%	Fund-of-Funds	7%
		Family Offices and Individuals	5%

Assets Under Management by Geography(2)		Investors by Geography(1)
North America	72%	North America	74%
Europe	17%	Asia and Other	14%
Asia	11%	Europe	12%

(1)	Presents the composition of the Company’s fund investor base across its funds excluding investors in its CLOs.

(2)
The North American exposure includes the United States, Canada, Central America and South America. The European exposure includes Africa and the Middle East. The Asian exposure includes Australia and New Zealand.

EXHIBIT 11
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Assets Under Management Trends (Unaudited)
(dollars in thousands)

	Assets Under Management as of
	June 30, 2017	December 31, 2016	December 31, 2015	December 31, 2014	December 31, 2013

Total Assets Under Management	$33,197,659	$37,880,303	$45,494,861	$47,534,415	$40,238,812
Year-over-Year Change	-21%	-17%	-4%	18%	23%

Longer-Term Assets Under Management(1)	$16,404,455	$17,011,564	$16,842,321	$15,150,049	$10,640,836
% of Total Assets Under Management	49%	45%	37%	32%	26%

Assets Under Management by Product
Multi-strategy funds	48%	56%	65%	72%	79%
Credit
Opportunistic credit funds	16%	14%	12%	11%	11%
Institutional Credit Strategies	26%	21%	16%	11%	6%
Real estate funds	8%	6%	5%	4%	2%
Other	2%	3%	2%	2%	2%
Total assets under management in credit, real estate and other funds	52%	44%	35%	28%	21%

(1)	Longer-term assets under management are those subject to initial commitment periods of three years or longer. Please see Exhibit 9 for additional information.